Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-86285) pertaining to The Eastern Company 1989 Stock Option Plan, the Registration Statement (Form S-8 No. 333-21349) pertaining to The Eastern Company 1995 Executive Stock Incentive Plan, the Registration Statement (Form S-8 No. 333-21351) pertaining to The Eastern Company Directors Fee Program, the Registration Statement (Form S-8 No. 333-45315) pertaining to The Eastern Company 1997 Directors Stock Option Plan, and the Registration Statement (Form S-8 No. 333-62196) pertaining to The Eastern Company 2000 Executive Stock Incentive Plan of our report dated January 24, 2003, with respect to the consolidated financial statements and schedule of The Eastern Company included in this Annual Report (Form 10-K) for the year ended December 28, 2002.


                                                    /s/ Ernst & Young LLP
                                                    ---------------------
                                                        Ernst & Young LLP

Hartford, Connecticut
March 17, 2003




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